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                                                                     EXHIBIT 5.1




            [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]




                                                               January 10, 2001




Metromedia Fiber Network, Inc.
360 Hamilton Avenue
White Plains, NY  10601

                         Metromedia Fiber Network, Inc.
                        Registration Statement on Form S-3
                        ----------------------------------


Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the issuance and sale from time to time under Rule 415 of the General

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Metromedia Fiber Network, Inc.                                                 2



Rules and Regulations of the Commission under the Act of the following securities of the Company with an aggregate public offering price of up to $1,010,075,000 (or the equivalent in one or more foreign currencies):

         (i) senior, senior subordinated, subordinated or junior subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under the Indenture (the "Indenture") proposed to be entered into among the Company and the trustee or trustees (the "Trustees") to be appointed prior to the issuance of the Debt Securities;

         (ii) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"), in one or more series;

         (iii) warrants to purchase securities of the Company (the "Warrants") to be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent") to be appointed prior to the issuance of the Warrants; and

         (iv) shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock").

         The Debt Securities, the Preferred Stock, the Warrants and the Class A Common Stock are collectively referred as the "Offered Securities." Capitalized terms used in this letter and not otherwise defined have the respective meanings given those terms in the Registration Statement.

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Metromedia Fiber Network, Inc.                                                 3



         In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         (i) the Registration Statement; and

         (ii) the form of Indenture incorporated by reference as Exhibit 4.2 to the Registration Statement (the "Indenture").

         In addition, we have examined: (i) those corporate records of the Company as we have considered appropriate, including copies of its Amended and Restated Certificate of Incorporation and By-laws, as in effect on the date of this letter (collectively, the "Charter Documents"), and certified copies of resolutions of the board of directors, or a committee of the board of directors, of the Company relating to the issuance of Offered Securities; and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

         In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the enforceability of the documents reviewed by us against each party to them other than the Company, (ii) that the Offered Securities will be substantially issued as described in the Registration Statement and in the form reviewed by us and that any information omitted from the form will be properly added, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the

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Metromedia Fiber Network, Inc.                                                 4



original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (vi) the authenticity of the latter documents, (vii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete, and (viii) the legal capacity of all individuals who have executed or will execute any of the documents which we examined.

         In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and officers of the Company.

         Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

         1. The Indenture has been duly authorized and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Trustees, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

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Metromedia Fiber Network, Inc.                                                 5



         2. With respect to any series of Debt Securities issued under the Indenture (the "Offered Debt Securities"), when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters,
(ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Charter Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Indenture has been duly executed and delivered by the Company and the Trustees, and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers of those Offered Debt Securities upon payment of the agreed-upon consideration, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting

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Metromedia Fiber Network, Inc.                                                 6



creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

         3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including, without limitation, the adoption of a Certificate of Designation for the Offered Preferred Stock in the form required by applicable law (the "Certificate of Designation"), (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Charter Documents, including, without limitation, the Certificate of Designation, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration, the shares of the Offered Preferred Stock when issued and sold in accordance with any duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued,

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Metromedia Fiber Network, Inc.                                                 7

fully paid and nonassessable, provided that the consideration for these shares is not less than the par value of those shares.

         4. With respect to any Warrants (the "Offered Warrants"), when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and the terms of the Offered Warrants and related matters, (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the Charter Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered to the Warrant Agent by the Company, (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent, and (v) the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Warrant Agreement and duly delivered to the purchasers of those Offered Warrants upon payment of the agreed-upon consideration, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and any duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as

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Metromedia Fiber Network, Inc.                                                 8



enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

         5. With respect to the shares of Class A Common Stock (the "Offered Common Stock"), when (i) the board of directors of the Company, or any appropriate committee approved by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the shares of Offered Common Stock, and (ii) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered to the purchasers of those shares of the Offered Common Stock upon payment of the agreed-upon consideration, the shares of Offered Common Stock, when issued and sold in accordance with any duly authorized, executed and delivered applicable purchase agreement or upon due exercise of the Offered Warrants under the applicable Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration for those shares is not less than the par value of those shares.

         Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and judicial decisions interpreting the same. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

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Metromedia Fiber Network, Inc.                                                 9



         We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                               Very truly yours,

                                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON